EXHIBIT 10.6

SECOND AMENDMENT OF THE BOSTON SCIENTIFIC CORPORATION
2006 GLOBAL EMPLOYEE STOCK OWNERSHIP PLAN

WHEREAS, Boston Scientific Corporation (the “Company”) has established and maintains the Boston Scientific Corporation 2006 Global Employee Stock Ownership Plan (the “Plan”); and

WHEREAS, the Plan has been amended from time to time and further amendment of the Plan now is considered desirable to comply with recent changes to the law;

NOW, THEREFORE, BE IT RESOLVED, that by virtue and in exercise of the power reserved to the Board of Directors of the Company by Section 5 of the Plan, and pursuant to the authority delegated to certain officers of the Company by resolution of its Board of Directors, the Plan be and it is hereby amended, effective for the Offering Period beginning January 1, 2010, by adding the following sentence as the last sentence of Section 8.2(d) of the Plan:

“In addition, an Eligible Employee may not purchase Stock pursuant to an Option granted under the Plan in excess of 5,000 shares per Offering Period.”

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized officers, this        day of December, 2009.

BOSTON SCIENTIFIC CORPORATION

By:
Its:

ATTEST:

By:
Its: